EXHIBIT 99.1

Fortune Brands Announces Third Quarter Results,

Taking Action to Revitalize the Company's Performance

Highlights:

•
Q3 2026 sales were $1.1 billion, a decrease of 3.1 percent versus Q3 2025; sales excluding the impact of China decreased 2.4 percent
•
Q3 2026 GAAP EPS was $0.42, inclusive of a ($0.47) asset impairment charge
•
Q3 2026 EPS before charges / gains was $1.14, inclusive of a $0.28 net tax benefit and $0.14 of net tariff refunds1
•
Took portfolio optimization actions related to Fiberon, the Company's China business and EMEA operating footprint
•
Recently implemented leadership changes to strengthen execution and enable greater focus on individual business performance
•
Updating full year 2026 guidance, reflecting actions to set up the Company for future success

DEERFIELD, Ill.--(BUSINESS WIRE)--November 3, 2026--Fortune Brands Innovations, Inc. (NYSE: FBIN) (“Fortune Brands” or the “Company”), an industry-leading home, security and digital products company, today announced third quarter 2026 results.

“Fortune Brands is in the early stages of a multi-year turnaround plan to get Back to Business. We are building from a strong foundation of brands that consumers and pros know and trust. Third quarter results were in line with our outlook excluding the tax and tariff benefits, but not where they need to be. Our biggest challenge has been our own execution, and we are taking aggressive steps to drive improvement,” said Fortune Brands Chief Executive Officer Jesse Singh.

“Service levels improved 10 percentage points in the third quarter, with fill rates in the high-90% range entering the fourth quarter. We have realigned the organization around customer-focused segments and expect to have more than 80% of our salaried workforce directly supporting a specific business by year end, up from roughly 40% at the start of the year. In addition, we have strengthened the leadership team with a new Chief Financial Officer, Chief Information Officer and Chief Legal Officer, and new leaders within each of our businesses. We remain on track for $70 million of annualized SG&A savings by the first quarter of 2027. We also entered into a purchase agreement to sell Fiberon, are exiting our commercial operations in China, which we expect to be completed by the third quarter of 2027 and are rationalizing the EMEA operating footprint of a business in our Water segment, which we expect to be completed by the fourth quarter of 2027. Together these businesses generate an annualized operating loss of approximately $50 million to $55 million on revenue of $320 million to $330 million.

“In the fourth quarter, we expect incrementally lower revenue, driven by three things: lower sales from the businesses involved in the portfolio optimization actions, incremental softening in single-family new construction, and a reduction in channel inventory. We are using this quarter’s net tax benefit to fund additional portfolio and alignment actions in the fourth quarter. The work ahead is substantial, but the opportunity is large: we have leading brands, customers and channel partners who want to win with us, and a team that is engaged and moving with urgency. I am confident that our actions will build a stronger, simpler and more customer-focused company that delivers consistent growth, margin expansion and shareholder value over the long term.”

1 Net tariff refunds include gross tariff refunds and interest income (for EPS only), partially offset by increases in directly attributable variable incentive compensation costs and taxes (for EPS only)

Third Quarter 2026 Results

($ in millions, except per share amounts)

Unaudited

Q3 2026 Total Company Results

	Reported Net Sales	Operating Income/(Loss)	Operating Margin	EPS
Q3 2026 GAAP	$1,113.7	$60.4	5.4%	$0.42
Change	(3.1%)	(52.0%)	(560 bps)	(28.8%)
	Reported Net Sales	Operating Income/(Loss) Before Charges / Gains	Operating Margin Before Charges / Gains	EPS Before Charges / Gains
Q3 2026 Non-GAAP	$1,113.7	$155.5	14.0%	$1.14
Change	(3.1%)	(24.6%)	(390 bps)	4.6%

Q3 2026 Segment Results

	Net Sales	Change	Operating Margin	Change	Operating Margin Before Charges/Gains	Change
Water Innovations[2]	$584.5	(5.5%)	2.3%	(2,130 bps)	17.6%	(680 bps)
Outdoors[2]	$347.4	0.8%	15.1%	1,660 bps	15.3%	(20 bps)
Security	$181.8	(2.4)%	21.1%	620 bps	21.3%	350 bps

2 Water sales excluding China decreased 4.3% and Outdoors sales excluding Fiberon increased 3.4%

Balance Sheet and Cash Flow

The Company ended the quarter with a strong balance sheet, liquidity of approximately $1.3 billion and net debt to EBITDA before charges and gains of 2.5x. In the quarter, the Company generated $347.0 million in operating cash flow and $331.1 million in free cash flow, while repurchasing $40 million of its shares.

As of the end of the third quarter 2026:

Net debt	$2.1 billion
Net debt to EBITDA before charges / gains	2.5x
Cash	$231 million
Amount available under revolving credit facility	$1.1 billion

2026 Full-Year Guidance

“Looking ahead, we see a softer environment for single-family new construction and expect this part of the market to be down mid to high single digits, with R&R down low single digits for the year. Customers are signaling greater caution and we are taking a more conservative approach to channel inventory given the uncertain macroeconomic environment. We have also made important decisions on dilutive parts of our portfolio, which we expect will help improve future profitability. Those businesses will continue to have an impact on our results for the fourth quarter and the first half of next year. With these factors in mind, we are prudently updating our guidance for net sales and EPS before charges / gains. Fourth quarter and full year net sales are expected to be in the range of $925 million to $995 million and $4,205 million to $4,275 million, respectively. Fourth quarter and full year EPS before charges / gains is expected to be in the range of $0.19 to $0.29 and $3.20 to $3.30, respectively. We also expect full year operating cash flow and free cash flow to be in the range of $480 million to $500 million and $380 million to $410 million, respectively," said Fortune Brands Chief Financial Officer Pete Clifford. "While these actions will weigh on our near-term results, they position us to enter 2027 on stronger footing."

Full-Year Guidance Bridge

EPS Before / Charges Gains
Mid-Point of Previous Guidance	$3.37
Guidance Updates
Impact from Businesses Subject to Portfolio Optimization Actions	($0.02)
Impact from Core Business and End Market	($0.23)
Portfolio Optimization & Alignment Actions	($0.22)
Net Tariff Refunds	$0.07
Net Tax Benefit	$0.28
Mid-Point of Current Guidance	$3.25

For certain forward-looking non-GAAP financial measures (as used in this press release, EPS before charges / gains), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile the non-GAAP financial measure to the GAAP financial measure is unavailable due to the inherent difficulty of forecasting the timing and / or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, and restructuring and other charges, which are each excluded from EPS before charges / gains, other than with respect to the Company’s previously-announced estimated additional non-cash impairment charge for the Fiberon asset group of approximately $175 million to $205 million. As a result, the Company is not otherwise able to reasonably estimate the probable significance of such items. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP financial measures are estimated consistent with the relevant definitions and assumptions. For a reconciliation of full year 2026 free cash flow guidance to full year 2026 operating cash flow guidance, see the table entitled “Free Cash Flow” below.

Conference Call Details

Today at 5:00 p.m. ET, Fortune Brands will host an investor conference call to discuss results. A live audio webcast of the conference call and a copy of the earnings presentation will be available on the Fortune Brands website at ir.fbin.com/events. It is recommended that listeners log on at least 10 minutes prior to the start of the call. A recorded replay of the call will be made available on the Company’s website shortly after the call has ended.

About Fortune Brands Innovations

Fortune Brands Innovations, Inc. (NYSE: FBIN) is an industry-leading home, security and digital products company. The Company makes innovative, reliable products that contribute to safety, enhance sustainability and provide luxury for residential and commercial customers. The Company’s trusted brands include Moen, House of Rohl, Aqualisa, SpringWell, Therma-Tru, Larson, Fiberon, Master Lock, Sentry Safe and Yale residential. Learn more at www.fbin.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations for our business, operations, financial performance or financial condition in addition to statements regarding our strategies and investments to enhance execution and realign our business, our expectations for the markets in which we operate, expected impacts from recently-announced organizational and leadership changes, ongoing succession planning, the market potential of our brands, trends in the housing market, the potential impact of costs, including material and labor costs, the other potential impacts of inflation, including consumer spending, expected capital spending, expected pension contributions or de-risking initiatives, the expected impact of acquisitions, dispositions and other strategic transactions, the anticipated impact of recently issued accounting standards on our financial statements, the anticipated impact of future tariff and tariff refunds and other matters that are not historical in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “positioned,” “confident,” “opportunity,” “focus,” "on track" and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on current expectations, estimates, assumptions and projections of our management about our industry, business and future financial results, available at the time this press release is issued. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to: (i) our reliance on the North American and Chinese home improvement, repair and remodel and new home construction activity levels, (ii) the housing market, downward changes in the general economy, unfavorable interest rates or other business conditions, (iii) the competitive nature of consumer and trade brand businesses, (iv) our ability to execute on our strategic plans and the effectiveness of our strategies in the face of business competition, (v) our reliance on key customers and suppliers, including wholesale distributors and dealers and retailers, (vi) risks associated with our recent leadership changes, (vii) risks relating to rapidly evolving technological change, (viii) risks associated with our ability to improve organizational productivity and global supply chain efficiency and flexibility, (ix) risks associated with global commodity and energy availability and price volatility, as well as the possibility of sustained inflation, (x) delays or outages in our information technology systems or computer networks or breaches of our information technology systems or other cybersecurity incidents, (xi) risks associated with doing business globally, including changes in trade-related tariffs (including recent U.S. tariffs announced or imposed on China, Canada, Mexico and other countries and any reciprocal actions taken by such countries) and risks with uncertain trade environments, (xii) risks associated with the disruption of operations, including as a result of severe weather events, (xiii) our inability to obtain raw materials and finished goods in a timely and cost-effective manner, (xiv) risks associated with strategic acquisitions, divestitures and joint ventures, including difficulties integrating acquired companies and the inability to achieve the expected financial results and benefits of transactions, (xv) impairments in the carrying value of goodwill or other acquired intangible assets, (xvi) risks of increases in our defined benefit-related costs and funding requirements, (xvii) our ability to attract and retain qualified personnel and other labor constraints, (xviii) the effect of climate change and the impact of related changes in government regulations and consumer preferences, (xix) risks associated with environmental, social and governance matters, (xx) potential liabilities and costs from claims and litigation, (xxi) changes in government and industry regulatory standards, (xxii) future tax law changes or the interpretation of existing tax laws, and (xxiii) our ability to secure and protect our intellectual property rights. These and other factors are discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 27, 2025. We undertake no obligation to, and expressly disclaim any such obligation to, update, amend, revise or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or changes to future results over time or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings (loss) per share before charges / gains, operating income (loss) before charges / gains, operating margin before charges / gains, net debt, net debt to EBITDA before charges / gains, net sales excluding the impact of China, Outdoors net sales excluding the impact of Fiberon and free cash flow. These non-GAAP financial measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Source: Fortune Brands Innovations, Inc.

INVESTOR CONTACT:

Curt Worthington

Investor.Questions@fbin.com

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
Net sales (GAAP)	September 26, 2026	September 27, 2025	$ Change	% Change	September 26, 2026	September 27, 2025	$ Change	% Change
Water	$584.5	$618.5	$(34.0)	(5.5)	$1,753.1	$1,830.8	$(77.7)	(4.2)
Outdoors	347.4	344.5	2.9	0.8	1,006.4	1,028.1	(21.7)	(2.1)
Security	181.8	186.2	(4.4)	(2.4)	519.4	526.8	(7.4)	(1.4)
Total net sales	$1,113.7	$1,149.2	$(35.5)	(3.1)	$3,278.9	$3,385.7	$(106.8)	(3.2)

RECONCILIATIONS OF GAAP OPERATING INCOME TO OPERATING INCOME BEFORE CHARGES/(GAINS)

(In millions)

(Unaudited)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	September 26, 2026	September 27, 2025	$ Change	% Change	September 26, 2026	September 27, 2025	$ Change	% Change
WATER
Operating income (GAAP)	$13.3	$145.9	$(132.6)	(90.9)	$292.0	$405.1	$(113.1)	(27.9)
Restructuring charges	13.1	4.4	8.7	197.7	18.3	20.3	(2.0)	(9.9)
Other charges/(gains)
Cost of products sold	-	0.3	(0.3)	NM	-	0.8	(0.8)	NM
Selling, general and administrative expenses	7.2	0.5	6.7	NM	7.4	3.7	3.7	NM
Asset impairment charges (h)	69.5	-	69.5	NM	70.1	-	70.1	NM
Operating income before charges/(gains) (a)	$103.1	$151.1	$(48.0)	(31.8)	$387.8	$429.9	$(42.1)	(9.8)

OUTDOORS
Operating (loss) income (GAAP)	$52.3	$(5.0)	$57.3	1,146.0	$(107.7)	$59.7	$(167.4)	(280.4)
Restructuring charges	0.9	0.3	0.6	NM	1.8	4.9	(3.1)	(63.3)
Other charges/(gains)
Cost of products sold	0.5	3.0	(2.5)	(83.3)	1.6	8.8	(7.2)	(81.8)
Selling, general and administrative expenses	-	2.0	(2.0)	NM	0.1	7.2	(7.1)	(98.6)
Asset impairment charges (h)	4.3	50.1	(45.8)	(91.5)	233.0	50.1	182.9	NM
Manufacturing facility fire (i)	(4.7)	3.0	(7.7)	NM	1.9	3.0	(1.1)	(36.7)
Operating income before charges/(gains) (a)	$53.3	$53.4	$(0.1)	(0.3)	$130.7	$133.7	$(3.0)	(2.2)

SECURITY
Operating income (GAAP)	$38.4	$27.7	$10.7	38.6	$109.1	$66.4	$42.7	64.3
Restructuring charges	0.4	1.7	(1.3)	(76.5)	1.0	7.4	(6.4)	(86.5)
Other charges/(gains)
Cost of products sold	-	0.1	(0.1)	NM	-	3.8	(3.8)	NM
Selling, general and administrative expenses	-	3.7	(3.7)	NM	(0.2)	5.1	(5.3)	NM
Operating income before charges/(gains) (a)	$38.8	$33.2	$5.6	16.9	$109.9	$82.7	$27.2	32.9

TOTAL COMPANY
Operating income (loss) (GAAP)	$60.4	$125.9	$(65.5)	(52.0)	$111.7	$394.4	$(282.7)	(71.7)
Restructuring charges	16.4	10.8	5.6	51.9	28.9	49.3	(20.4)	(41.4)
Other charges/(gains)
Cost of products sold	0.5	3.4	(2.9)	(85.3)	1.6	13.4	(11.8)	(88.1)
Selling, general and administrative expenses	8.6	12.3	(3.7)	(30.1)	12.1	27.8	(15.7)	(56.5)
Asset impairment charges (h)	73.8	50.1	23.7	47.2	303.1	50.1	253.0	NM
Manufacturing facility fire (i)	(4.7)	3.0	(7.7)	NM	1.9	3.0	(1.1)	(36.7)
Transformation costs (j)	-	0.7	(0.7)	NM	-	3.0	(3.0)	NM
Governance advisory services and leadership transitions (k)	0.5	-	0.5	NM	44.2	-	44.2	NM
Operating income before charges/(gains) (a)	$155.5	$206.2	$(50.7)	(24.6)	$503.5	$541.0	$(37.5)	(6.9)

(a) (h) (i) (j) (k) For definitions of Non-GAAP financial measures, see Definitions of Terms: Non-GAAP Financial Measures page

NM = Not meaningful

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)

(In millions)

(Unaudited)

	September 26, 2026	December 27, 2025

Assets
Current assets
Cash and cash equivalents	$230.9	$264.0
Accounts receivable, net	551.2	513.1
Inventories	1,013.8	1,024.9
Other current assets	164.0	172.2
Total current assets	1,959.9	1,974.2

Property, plant and equipment, net	582.9	805.9
Goodwill	2,002.0	2,006.4
Other intangible assets, net of accumulated amortization	1,071.9	1,231.7
Assets held for sale	104.0	113.8
Other assets	413.6	388.6
Total assets	$6,134.3	$6,520.6

Liabilities and equity
Current liabilities
Accounts payable	540.9	524.6
Other current liabilities	527.9	547.0
Total current liabilities	1,068.8	1,071.6

Long-term debt	2,296.6	2,544.9
Deferred income taxes	110.7	146.9
Other non-current liabilities	368.3	368.6
Total liabilities	3,844.4	4,132.0

Stockholders' equity	2,289.9	2,388.6
Total equity	2,289.9	2,388.6
Total liabilities and equity	$6,134.3	$6,520.6

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Thirty-Nine Weeks Ended
	September 26, 2026	September 27, 2025
Operating activities
Net income	$51.6	$222.4
Depreciation and amortization	121.2	151.5
Non-cash lease expense	30.6	31.4
Deferred taxes	(39.9)	33.3
Asset impairment charge	303.1	50.1
Other non-cash items	14.1	19.4
Changes in assets and liabilities, net	(50.1)	(237.7)
Net cash provided by operating activities	$430.6	$270.4

Investing activities
Capital expenditures	$(59.7)	$(87.3)
Proceeds from the disposition of assets	24.3	-
Other investing activities, net	(1.0)	2.9
Net cash used in investing activities	$(36.4)	$(84.4)

Financing activities
Increase in debt, net	$(251.2)	$(20.0)
Proceeds from the exercise of stock options	8.6	4.0
Treasury stock purchases	(84.4)	(237.8)
Dividends to stockholders	(93.2)	(90.6)
Other items, net	(7.1)	(8.2)
Net cash used in financing activities	$(427.3)	$(352.6)

Effect of foreign exchange rate changes on cash	$(0.3)	$8.6

Net decrease in cash and cash equivalents	$(33.4)	$(158.0)
Cash, cash equivalents and restricted cash* at beginning of period	267.5	385.5
Cash, cash equivalents and restricted cash* at end of period	$234.1	$227.5

FREE CASH FLOW	Thirty-Nine Weeks Ended		2026 Full Year
	September 26, 2026	September 27, 2025	Estimate

Cash flow from operations (GAAP)	$430.6	$270.4	$480 to $500
Less:
Capital expenditures	$59.7	$87.3	$90 to $100
Free cash flow (b)	$370.9	$183.1	$380 to $410

*Restricted cash of $1.2 million and $2.0 million is included in Other current assets and Other assets, respectively, as of September 26, 2026. Restricted cash of $1.3 million and $2.3 million is included in Other current assets and Other assets, respectively, as of September 27, 2025.

(b) For definitions of Non-GAAP financial measures, see Definitions of Terms: Non-GAAP Financial Measures page

FORTUNE BRANDS INNOVATIONS, INC.

RECONCILIATION OF CASH FLOW FROM OPERATIONS (GAAP) TO FREE CASH FLOW

(In millions)

(Unaudited)

Thirteen Weeks Ended
September 26, 2026

Cash flow from operations (GAAP)	$347.0
Less:
Capital expenditures	15.9
Free cash flow (b)	$331.1

(b) For definitions of Non-GAAP financial measures, see Definitions of Terms: Non-GAAP Financial Measures page

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)

(In millions, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 26, 2026	September 27, 2025	% Change	September 26, 2026	September 27, 2025	% Change

Net sales	$1,113.7	$1,149.2	(3.1)	$3,278.9	$3,385.7	(3.2)

Cost of products sold	607.7	629.8	(3.5)	1,746.5	1,868.5	(6.5)

Selling, general and administrative expenses	339.5	313.2	8.4	1,035.9	967.0	7.1

Amortization of intangible assets	15.9	19.4	(18.0)	52.8	56.4	(6.4)

Asset impairment charges	73.8	50.1	47.3	303.1	50.1	505.0

Restructuring charges	16.4	10.8	51.9	28.9	49.3	(41.4)

Operating income	60.4	125.9	(52.0)	111.7	394.4	(71.7)

Interest expense	24.4	28.6	(14.7)	78.3	88.4	(11.4)

Other (income)/expense, net	(4.5)	2.6	(273.1)	(3.9)	(5.8)	(32.8)
Income before taxes	40.5	94.7	(57.2)	37.3	311.8	(88.0)

Income tax (benefit) expense	(9.4)	23.9	(139.3)	(14.3)	89.4	(116.0)

Net income	$49.9	$70.8	(29.5)	$51.6	$222.4	(76.8)

Diluted earnings (loss) per common share	$0.42	$0.59	(28.8)	$0.43	$1.83	(76.4)

Diluted average number of shares outstanding	119.3	120.5	(1.0)	119.6	121.4	(1.5)

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

RECONCILIATIONS OF NET INCOME TO EBITDA BEFORE CHARGES/(GAINS)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 26, 2026	September 27, 2025	% Change	September 26, 2026	September 27, 2025	% Change

Net income	$49.9	$70.8	(29.5)	$51.6	$222.4	(76.8)

Depreciation *	$20.6	$24.4	(15.6)	$68.3	$74.1	(7.8)
Amortization of intangible assets	15.9	19.4	(18.0)	52.8	56.4	(6.4)
Restructuring charges	16.4	10.8	51.9	28.9	49.3	(41.4)
Other charges/(gains)	9.1	15.7	(42.0)	13.7	41.2	(66.7)
Interest expense	24.4	28.6	(14.7)	78.3	88.4	(11.4)
Asset impairment charge (h)	73.8	50.1	47.3	303.1	50.1	505.0
Manufacturing facility fire (i)	(4.7)	3.0	(256.7)	1.9	3.0	(36.7)
Transformation costs (j)	-	0.7	(100.0)	-	3.0	(100.0)
Governance advisory services and leadership transitions (k)	0.5	-	NM	44.2	-	NM
Income taxes	(9.4)	23.9	(139.3)	(14.3)	89.4	(116.0)

EBITDA before charges/(gains) (c)	196.5	247.4	(20.6)	628.5	677.3	(7.2)

*Depreciation excludes accelerated depreciation expense of zero for the thirteen weeks ended September 26, 2026, and $(0.2) million for the thirty-nine weeks ended September 26, 2026 and excludes accelerated depreciation expense of $5.2 million for the thirteen weeks ended September 27, 2025, and $21.0 million for the thirty-nine weeks ended September 27, 2025. Accelerated depreciation is included in other charges/(gains).

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/(GAINS) RATIO

As of September 26, 2026
Long-term debt **	$2,296.6
Total debt	2,296.6
Less:
Cash and cash equivalents **	230.9
Net debt (1) (d)	$2,065.7
For the fifty-two weeks ended September 26, 2026
EBITDA before charges/(gains) (2) (c)	$829.6

Net debt-to-EBITDA before charges/(gains) ratio (1/2)(e)	2.5

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of September 26, 2026.

	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Fifty-Two Weeks Ended
	December 27, 2025	September 26, 2026	September 26, 2026

Net income	$76.4	$51.6	$128.0

Depreciation***	$25.6	$68.3	$93.9
Amortization of intangible assets	18.8	52.8	71.6
Restructuring charges	3.1	28.9	32.0
Other charges/(gains)	12.0	13.7	25.7
Interest expense	26.8	78.3	105.1
Asset impairment charge (h)	3.5	303.1	306.6
Manufacturing facility fire (i)	18.1	1.9	20.0
Governance advisory services and leadership transitions (k)	-	44.2	44.2
Income taxes	16.8	(14.3)	2.5
EBITDA before charges/(gains) (c)	$201.1	$628.5	$829.6

*** Depreciation excludes accelerated depreciation expense of $(0.2) million for the thirty-nine weeks ended September 26, 2026, and $(1.8) million for the thirteen weeks ended December 27, 2025. Accelerated depreciation is included in other charges/(gains).

(c) (d) (e) (h) (i) (j) (k) For definitions of Non-GAAP financial measures, see Definitions of Terms: Non-GAAP Financial Measures page

NM = Not meaningful

RECONCILIATION OF DILUTED EPS BEFORE CHARGES/(GAINS)

For the thirteen weeks ended September 26, 2026 diluted EPS before charges/(gains) is calculated as net income on a diluted per-share basis, excluding $16.4 million ($15.5 million after tax or $0.13 per diluted share) of restructuring charges, $9.1 million ($8.7 million after tax or $0.07 per diluted share) of other charges/gains, $73.8 million ($55.2 million after tax or $0.47 per diluted share) of asset impairment charges, ($4.7) million (($3.5) million after tax or ($0.03) per diluted share) of net costs relating to a manufacturing facility fire and a discrete tax impact of China commercial exit of $9.2 million ($0.08 per diluted share).

For the thirty-nine weeks ended September 26, 2026, diluted EPS before charges/(gains) is calculated as net income on a diluted per-share basis, excluding $28.9 million ($24.9 million after tax or $0.21 per diluted share) of restructuring charges, $13.7 million ($12.1 million after tax or $0.10 per diluted share) of other charges/gains, $303.1 million ($227.3 million after tax or $1.90 per diluted share) of asset impairment charges, $1.9 million ($1.3 million after tax or $0.01 per diluted share) of net costs relating to a manufacturing facility fire, $44.2 million ($33.8 million after tax or $0.28 per diluted share) of costs associated with governance advisory services and leadership changes and a discrete tax impact of China commercial exit of $9.2 million ($0.08 per diluted share).

For the thirteen weeks ended September 27, 2025, the diluted EPS before charges/(gains) is calculated as net income from on a diluted per-share basis, excluding $50.1 million ($37.6 million after tax or $0.31 per diluted share) of asset impairment charges, $10.8 million ($8.2 million after tax or $0.07 per diluted share) of restructuring charges, $15.7 million ($11.8 million after tax or $0.10 per diluted share) of other charges/(gains), and $3.0 million ($2.3 million after tax or $0.02 per diluted share) of costs due to manufacturing facility fire.

For the thirty-nine weeks ended September 27, 2025, the diluted EPS before charges/(gains) is calculated as net income on a diluted per-share basis, excluding $50.1 million ($37.6 million after tax or $0.31 per diluted share) of asset impairment charges, $49.3 million ($37.9 million after tax or $0.32 per diluted share) of restructuring charges, $41.2 million ($30.8 million after tax or $0.25 per diluted share) or other charges/(gains), $3.0 million ($2.3 million after tax or $0.02 per diluted share) of costs due to manufacturing facility fire and $3.0 million ($2.3 million after tax or $0.02 per diluted share) of transformation costs.

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 26, 2026	September 27, 2025	% Change	September 26, 2026	September 27, 2025	% Change

Earnings per common share (EPS) - Diluted
Diluted EPS (GAAP)	$0.42	$0.59	(28.8)	$0.43	$1.83	(76.4)

Restructuring charges	0.13	0.07	85.7	0.21	0.32	(34.4)
Other charges/(gains)	0.07	0.10	(30.0)	0.10	0.25	(60.0)
Asset impairment charge (h)	0.47	0.31	51.6	1.90	0.31	512.9
Manufacturing facility fire (i)	(0.03)	0.02	(250.0)	0.01	0.02	(50.0)
Transformation costs (j)	-	-	-	-	0.02	(100.0)
Governance advisory services and leadership transitions (k)	-	-	-	0.28	-	NM
Discrete tax impact of China commercial exit (n)	0.08	-	NM	0.08	-	NM
Diluted EPS before charges/(gains) (f)	$1.14	$1.09	4.6	$3.01	$2.75	9.5

(h) (i) (j) (k) (f) (n) For definitions of Non-GAAP financial measures, see Definitions of Terms: Non-GAAP Financial Measures page

NM = Not meaningful

FORTUNE BRANDS INNOVATIONS, INC.

OPERATING MARGIN TO OPERATING MARGIN BEFORE CHARGES/(GAINS)

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 26, 2026	September 27, 2025	Change	September 26, 2026	September 27, 2025	Change
WATER
Operating margin (g)	2.3%	23.6%	(2130) bps	16.7%	22.1%	(540) bps
Restructuring charges	2.2%	0.7%		1.0%	1.2%
Other charges/(gains)
Selling, general and administrative expenses	1.2%	0.1%		0.4%	0.2%
Asset impairment charge (h)	11.9%	-		4.0%	-
Before charges/(gains) operating margin (g)	17.6%	24.4%	(680) bps	22.1%	23.5%	(140) bps

OUTDOORS
Operating margin (g)	15.1%	(1.5%)	1660 bps	(10.7%)	5.8%	(1650) bps
Restructuring charges	0.3%	0.1%		0.2%	0.5%
Other charges/(gains)
Cost of products sold	0.1%	0.9%		0.2%	0.9%
Selling, general and administrative expenses	-	0.6%		-	0.7%
Asset impairment charge (h)	1.2%	14.5%		23.1%	4.8%
Manufacturing facility fire (i)	(1.4%)	0.9%		0.2%	0.3%
Before charges/(gains) operating margin (g)	15.3%	15.5%	(20) bps	13.0%	13.0%	0 bps
SECURITY
Operating margin (g)	21.1%	14.9%	620 bps	21.0%	12.6%	840 bps
Restructuring charges	0.2%	0.8%		0.2%	1.4%
Other charges/(gains)
Cost of products sold	-	0.1%		-	0.7%
Selling, general and administrative expenses	-	2.0%		-	1.0%
Before charges/(gains) operating margin (g)	21.3%	17.8%	350 bps	21.2%	15.7%	550 bps

TOTAL COMPANY
Operating margin (g)	5.4%	11.0%	(560) bps	3.4%	11.6%	(820) bps
Restructuring charges	1.5%	0.9%		0.9%	1.5%
Other charges/(gains)
Cost of products sold	-	0.3%		-	0.4%
Selling, general and administrative expenses	0.9%	1.0%		0.4%	0.8%
Asset impairment charge (h)	6.6%	4.3%		9.3%	1.5%
Manufacturing facility fire (i)	(0.4%)	0.3%		0.1%	0.1%
Transformation costs (j)	-	0.1%		-	0.1%
Governance advisory services and leadership transitions (k)	-	-		1.3%	-
Before charges/(gains) operating margin (g)	14.0%	17.9%	(390) bps	15.4%	16.0%	(60) bps

(g) (h) (i) (j) (k) For definitions of Non-GAAP financial measures, see Definitions of Terms: Non-GAAP Financial Measures page

FORTUNE BRANDS INNOVATIONS, INC.

RECONCILIATION OF GAAP NET SALES TO NET SALES EXCLUDING THE IMPACT OF CHINA SALES

(Unaudited)

Thirteen Weeks Ended September 26, 2026 vs Thirteen Weeks Ended September 27, 2025
% Change
Water
Percentage change in net sales (GAAP)	(5.5%)
Excluding China sales	1.2%
Net sales excluding impact of China (l)	(4.3%)

Thirteen Weeks Ended September 26, 2026 vs Thirteen Weeks Ended September 27, 2025
% Change
Total Company
Percentage change in net sales (GAAP)	(3.1%)
Excluding China sales	0.7%
Net sales excluding impact of China (l)	(2.4%)

Thirty-Nine Weeks Ended September 26, 2026 vs Thirty-Nine Weeks Ended September 27, 2025
% Change
Water
Percentage change in net sales (GAAP)	(4.2%)
Excluding China sales	1.3%
Net sales excluding impact of China (l)	(2.9%)

Thirty-Nine Weeks Ended September 26, 2026 vs Thirty-Nine Weeks Ended September 27, 2025
% Change
Total Company
Percentage change in net sales (GAAP)	(3.2%)
Excluding China sales	0.8%
Net sales excluding impact of China (l)	(2.4%)

(l) For definitions of Non-GAAP financial measures, see Definitions of Terms: Non-GAAP Financial Measures page

FORTUNE BRANDS INNOVATIONS, INC.

RECONCILIATION OF OUTDOORS GAAP NET SALES TO OUTDOORS NET SALES EXCLUDING IMPACT OF FIBERON

(Unaudited)

Thirteen Weeks Ended September 26, 2026 vs Thirteen Weeks Ended September 27, 2025
% Change
Outdoors
Percentage change in net sales (GAAP)	0.8%
Excluding Fiberon Sales (GAAP)	2.6%
Net sales excluding impact of Fiberon (m)	3.4%

Thirty-Nine Weeks Ended September 26, 2026 vs Thirty-Nine Weeks Ended September 27, 2025
% Change
Outdoors
Percentage change in net sales (GAAP)	(2.1%)
Excluding Fiberon Sales (GAAP)	2.1%
Net sales excluding impact of Fiberon (m)	0%

(m) For definitions of Non-GAAP financial measures, see Definitions of Terms: Non-GAAP Financial Measures page

Definitions of Terms: Non-GAAP Financial Measures

(a) Operating income (loss) before charges/gains is calculated as operating income (loss) derived in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding restructuring, other charges/gains, asset impairment charges, manufacturing facility fire, transformation costs and governance advisory services and leadership transitions. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less capital expenditures. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is calculated as net income (loss) in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, interest expense, asset impairment charge, manufacturing facility fire, transformation costs, governance advisory services and leadership transitions, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Net debt is calculated as long-term debt less cash and cash equivalents. Net debt is a measure not derived in accordance with GAAP. Management believes this supplemental measure is useful as it reflects the Company's debt obligations after considering cash and cash equivalents available to repay such obligations.

(e) Net debt-to-EBITDA before charges/gains ratio is calculated as net debt divided by EBITDA before charges/gains for the trailing 52 weeks. Management believes net debt-to-EBITDA before charges/gains is a useful measure of the Company's leverage position because it provides investors with helpful supplemental information about the Company's ability to service and repay outstanding debt using earnings from the underlying performance of the Company. This measure may be inconsistent with similar measures presented by other companies.

(f) Diluted earnings (loss) per share before charges/gains is calculated as net income on a diluted per-share basis, excluding restructuring, other charges/gains, asset impairment charges, manufacturing facility fire, transformation costs, governance advisory services and leadership transitions and a discrete tax impact of the China commercial exit. This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company's overall performance and believes it provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(g) Operating margin is calculated as operating income in accordance with GAAP, divided by the GAAP net sales. The operating margin before charges/gains is calculated as operating income, excluding restructuring, other charges/gains, asset impairment charges, manufacturing facility fire, transformation costs, governance advisory services and leadership transitions, divided by GAAP net sales. The operating margin before charges/gains is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes that this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(h) For the thirteen and thirty-nine weeks ended September 26, 2026, impairment charges of $4.3 million and $233.0 million, respectively, were recorded related to the Fiberon asset group within the Outdoors segment. The impairment charge was related to certain identifiable intangible assets as well as property and equipment. For the thirteen and thirty-nine weeks ended September 26, 2026, impairment charges of $69.5 million and $70.1 million, respectively, were recorded for certain identifiable intangible assets and property and equipment related to rationalizing the EMEA operating footprint, impacting asset groups within the Water segment. For the thirteen and thirty-nine weeks ended September 27, 2025, an impairment charge of $50.1 million was recorded related to the classification of certain assets within the Outdoor segment as held-for-sale. For the thirteen weeks ended December 27, 2025, an impairment charge of $3.5 million was recorded related to the classification of certain assets to equal their fair value, less estimated costs to sell.

(i) For the thirteen and thirty-nine weeks ended September 26, 2026, we recognized ($4.7) million and $1.9 million, respectively, and for the thirteen and thirty-nine weeks ended September 27, 2025 we recognized $3.0 million, related to a fire at one of our manufacturing facilities within the Outdoors segment. For the thirteen weeks ended December 27, 2025, we recognized $18.1 million related to a fire at one of our manufacturing facilities within the Outdoors segment.

(j) For the thirteen and thirty-nine weeks ended September 27, 2025, professional fees incurred related to ongoing transformation initiatives were $0.7 million and $3.0 million, respectively, at Corporate.

(k) For the thirteen and thirty-nine weeks ended September 26, 2026, the Company incurred charges of $0.5 million and $44.2 million, respectively, associated with governance advisory services and leadership transitions.

(l) Net sales excluding the impact of China sales is net sales derived in accordance with GAAP excluding the impact of China sales. Management uses this measure to evaluate the overall performance of its segments and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company and its reportable segments from period to period. This measure may be inconsistent with similar measures presented by other companies.

(m) Outdoors net sales excluding the impact of Fiberon sales is net sales for the Outdoors segment derived in accordance with GAAP excluding the impact of Fiberon sales. On October 15, 2026, the Company entered into a definitive agreement to sell its Fiberon composite decking business to a subsidiary of Inteplast Group Corporation for $160 million, subject to the terms and conditions of the agreement. Management uses this measure to evaluate the overall performance of the Outdoors segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

(n) On September 25, 2026, the Board of Directors approved a plan to exit its Moen commercial business serving domestic markets in Asia. The Company will continue to conduct supply chain operations in China. For the thirteen and thirty-nine weeks ended September 26, 2026, the Company incurred discrete tax charges of $9.2 million ($0.08 per diluted share) related to certain China tax attributes that are no longer expected to be realized as a result of the commercial operations exit.

Additional Information:

For certain forward-looking non-GAAP financial measures (as used in this press release, EPS before charges / gains), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile the non-GAAP financial measure to the GAAP financial measure is unavailable due to the inherent difficulty of forecasting the timing and / or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, and restructuring and other charges, each of which are excluded from EPS before charges / gains, other than with respect to the Company’s previously-announced estimated additional non-cash impairment charge for the Fiberon asset group of approximately $175 million to $205 million. As a result, the Company is not otherwise able to reasonably estimate the probable significance of such items. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP financial measures are estimated consistent with the relevant definitions and assumptions. For a reconciliation of full year 2026 free cash flow guidance to full year 2026 operating cash flow guidance, see the table entitled “Free Cash Flow”.